UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                         March 24, 2009

CINTAS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code	(513) 459-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2009, the Board of Directors of Cintas Corporation (the “Company”), increased the size of the Board of Directors to 10 members and elected James J. Johnson as a member of the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee.    Mr. Johnson will participate in the Company’s standard compensation arrangements for non-employee directors, as more particularly described in the Company’s 2008 proxy statement filed with the Securities and Exchange Commission.  In addition, Mr. Johnson has been appointed to serve, with Ronald W. Tysoe, on a newly-formed special litigation committee of the Board of Directors to investigate allegations in a previously disclosed shareholder lawsuit.

From May 1991 until his retirement in June 2008, Mr. Johnson, age 62, served as Chief Legal Officer of Procter & Gamble Co.

Mr. Johnson satisfies the categorical independence standards set forth in the Company’s Corporate Governance Guidelines and has been determined by the independent directors of the Board of Directors to be an independent director.

There is no arrangement or understanding between Mr. Johnson and any other person pursuant to which Mr. Johnson was elected as a director of the Company.  There are no transactions in which Mr. Johnson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINTAS CORPORATION

Date: March 24, 2009	By:	/s/ Thomas E. Frooman
Thomas E. Frooman
Vice President, General Counsel and Secretary